Exhibit 99.1

Bruker Reports First Quarter 2025 Financial Results

•
Q1 2025 revenues of $801.4 million, up 11.0% year-over-year; organic revenue up 2.9%, and constant-exchange rate (CER) revenue up 12.5%; Bruker Scientific Instrument (BSI) segment organic revenue up 5.1%
•
Q1 2025 GAAP diluted EPS $0.11; non-GAAP diluted EPS $0.47, down 11.3% yoy on M&A headwinds
•
Guidance on organic revenue and EPS adjusted for US policy changes and tariff headwinds. Updated FY 2025 guidance:
o
Revenue $3.48 to $3.55 billion, up 3.5% to 5.5%, incl. organic growth of 0% to 2%
o
Non-GAAP EPS $2.40 to $2.48, growth of 0% to 3% yoy

BILLERICA, Massachusetts – May 7, 2025 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its first quarter ended March 31, 2025.

Frank H. Laukien, Bruker’s President and CEO, commented: “Bruker had a solid start to 2025 with double-digit reported and CER revenue growth, 5.1% organic revenue growth in our BSI segment, and better operating margin performance than expected - all on strong execution, despite uncertainties in key markets. In Q1 and April, we launched key products in spatial biology, NMR, microbiology and molecular diagnostics. Proactive cost management helped drive organic operating margin expansion, partially offsetting the expected Q1 margin headwinds from our strategic acquisitions in Q2 of 2024.”

He continued: “It has become evident that academic market and tariff dynamics will have a meaningful impact on our financial performance in 2025, and accordingly we are lowering our organic revenue growth and non-GAAP EPS guidance for the full year. With additional cost and pricing initiatives, as well as supply network re-engineering, we anticipate that we will be able to mitigate slightly more than half of the new headwinds in 2025. We expect to resume our planned margin expansion and rapid EPS growth in 2026 and beyond.”

First Quarter 2025 Financial Results

Bruker’s revenues for the first quarter of 2025 were $801.4 million, an increase of 11.0% compared to $721.7 million in the first quarter of 2024. In the first quarter of 2025,revenues increased 2.9% organically year-over-year, with constant-exchange rate (CER) revenue growth of 12.5%. Revenue growth from acquisitions was 9.6%, while foreign currency translation had an unfavorable impact of 1.5%.

First quarter 2025 Bruker Scientific Instruments (BSI) revenues of $744.5 million increased 14.3% year-over-year, with organic revenue growth of 5.1%. First quarter 2025 Bruker Energy & Supercon Technologies (BEST) revenues of $59.3 million decreased 18.9% year-over-year, with organic revenue, net of intercompany eliminations, decreasing by 17.7%.

First quarter 2025 GAAP operating income was $31.8 million, compared to $64.8 million in the first quarter of 2024. Non-GAAP operating income was $101.7 million in the first quarter of 2025, compared to $100.7 million in the first quarter of 2024. Bruker’s first quarter 2025 non-GAAP operating margin was 12.7%, compared to 14.0%

in the first quarter of 2024, primarily due to expected margin headwinds from our strategic acquisitions in the second quarter of 2024.

First quarter 2025 GAAP diluted earnings per share (EPS) were $0.11, compared to $0.35 in the first quarter of 2024. First quarter 2025 non-GAAP diluted EPS were $0.47, a decrease of 11.3% compared to $0.53 in the first quarter of 2024.

Updated Fiscal Year 2025 Financial Outlook

Bruker now expects FY 2025 revenues of $3.48 to $3.55 billion, compared to FY 2024 revenues of $3.37 billion, with 3.5% to 5.5% year-over-year reported revenue growth, including:

•
CER revenue growth of 2.5% to 4.5%
•
Organic revenue growth of 0% to 2%
•
M&A revenue growth contribution of ~2.5%
•
Foreign currency translation revenue tailwind of ~1%

Bruker now expects FY 2025 non-GAAP EPS of $2.40 to $2.48, compared to FY 2024 non-GAAP EPS of $2.41, which implies growth of 0% to 3% year-over-year, with CER non-GAAP EPS growth of 5% to 8%.

Bruker’s FY 2025 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates and tariff rates as of April 30, 2025.

For the Company’s outlook for 2025 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 7, 2025, at 8:30 am Eastern Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2025 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s First Quarter 2025 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10198987/fef65dcb43 and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-877-344-7529 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 1883665. The replay will be available beginning one hour after the end of the conference call through June 7, 2025.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to constant-exchange rate (CER) currency revenue growth, constant-exchange rate (CER) Non-GAAP EPS growth, and free cash flow or use which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as Non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2025 non-GAAP organic revenue, non-GAAP M&A revenue,non-GAAP constant exchange rate (CER) revenue and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2025 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech, Chemspeed, and NanoString, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2024, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$184.2	$183.4
Accounts receivable, net	537.8	565.5
Inventories	1,116.5	1,067.8
Other current assets	273.0	236.5
Total current assets	2,111.5	2,053.2
Property, plant and equipment, net	689.0	669.3
Goodwill, intangibles, net and other long-term assets	3,132.6	3,084.2
Total assets	$5,933.1	$5,806.7

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$37.7	$32.5
Accounts payable	244.6	234.1
Deferred revenue and customer advances	470.6	438.2
Other current liabilities	592.0	576.5
Total current liabilities	1,344.9	1,281.3
Long-term debt	2,076.1	2,061.8
Other long-term liabilities	660.9	648.4

Redeemable noncontrolling interests	18.3	18.1

Total shareholders' equity	1,832.9	1,797.1
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,933.1	$5,806.7

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$801.4	$721.7
Cost of revenue	410.2	368.9
Gross profit	391.2	352.8
Operating expenses:
Selling, general and administrative	225.4	195.3
Research and development	97.1	81.8
Other charges, net	36.9	10.9
Total operating expenses	359.4	288.0
Operating income	31.8	64.8
Interest and other income (expense), net	(6.7)	6.8
Income before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	25.1	71.6
Income tax provision	8.7	19.8
Equity in income (losses) of unconsolidated investees, net of tax	0.4	0.2
Consolidated net income	16.8	52.0
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	(0.6)	1.1
Net income attributable to Bruker Corporation	$17.4	$50.9
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.11	$0.35
Diluted	$0.11	$0.35
Weighted average common shares outstanding:
Basic	151.6	145.2
Diluted	151.9	145.9

a) On subsequent pages this is referred to as “Profit before income tax”.

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$16.8	$52.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	50.4	34.7
Deferred income taxes	(22.7)	(2.1)
Other non-cash expenses, net	11.2	0.6
Changes in operating assets and liabilities, net of acquisitions and divestitures	9.3	(63.4)
Net cash provided by operating activities	65.0	21.8

Cash flows from investing activities:
Purchases of property, plant and equipment	(26.0)	(21.4)
Cash paid for acquisitions, net of cash acquired	(1.1)	(274.5)
Other investing activities, net	1.0	(8.3)
Net cash used in investing activities	(26.1)	(304.2)

Cash flows from financing activities:
Repayments of revolving lines of credit	(167.9)	(0.5)
Proceeds from revolving lines of credit	139.9	268.9
Repayment of long-term debt	(7.7)	(107.2)
Proceeds from long-term debt	2.9	—
Payment of dividends to common shareholders	(7.7)	(7.3)
Repurchase of common stock	(10.0)	—
Other financing activities, net	(0.7)	(2.2)
Net cash provided by (used in) financing activities	(51.2)	151.7

Effect of exchange rate changes on cash, cash equivalents and restricted cash	13.3	(17.6)
Net increase (decrease) in cash, cash equivalents and restricted cash	1.0	(148.3)
Cash, cash equivalents and restricted cash at beginning of period	186.7	491.6
Cash, cash equivalents and restricted cash at end of period	$187.7	$343.3

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the following financial measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Interest and Other Income (Expense), net; Operating Income and Operating Income Margin; Profit before Income Taxes; Net Income Attributable to Bruker Corporation; Earnings Per Share (Diluted); and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating Income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax	Net Income attributable to Bruker Corporation	Diluted net income per common share	Income Tax Rate
Three Months Ended March 31, 2025:
GAAP	$391.2	48.8%	$225.4	$31.8	4.0%	$(6.7)	$25.1	$17.4	$0.11	34.7%
Non-GAAP adjustments:
Restructuring costs	2.6	0.3%	—	10.2	1.3%	—	10.2	10.2	0.07	—
Acquisition-related costs	2.3	0.3%	—	8.6	1.1%	—	8.6	8.6	0.06	—
Purchased intangibles amortization	14.0	1.7%	(13.1)	27.3	3.4%	—	27.3	27.3	0.18	—
Acquisition-related litigation charges	—	—	—	18.6	2.3%	—	18.6	18.6	0.12	—
Investments related adjustments	—	—	—	—	—	2.0	2.0	2.0	0.01	—
Other costs	0.8	0.2%	—	5.2	0.6%	—	5.2	5.2	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(18.2)	(0.11)	(0.6)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	(6.4)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(0.4)	—	—
Total Non-GAAP adjustments	19.7	2.5%	(13.1)	69.9	8.7%	2.0	71.9	53.3	0.36	(7.0)%
Non-GAAP	$410.9	51.3%	$212.3	$101.7	12.7%	$(4.7)	$97.0	$70.7	$0.47	27.7%

Three Months Ended March 31, 2024:
GAAP	$352.8	48.9%	$195.3	$64.8	9.0%	$6.8	$71.6	$50.9	$0.35	27.7%
Non-GAAP adjustments:
Restructuring costs	3.7	0.5%	—	7.2	1.0%	—	7.2	7.2	0.05	—
Acquisition-related costs	3.0	0.4%	—	7.1	1.0%	—	7.1	7.1	0.05	—
Purchased intangibles amortization	7.8	1.1%	(8.3)	16.2	2.2%	—	16.2	16.2	0.11	—
Other costs	2.1	0.3%	—	5.4	0.8%	—	5.4	5.4	0.04	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(8.9)	(0.07)	(0.6)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	(0.4)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(0.2)	—	—
Total Non-GAAP adjustments	16.6	2.3%	(8.3)	35.9	5.0%	—	35.9	26.8	0.18	(1.0)%
Non-GAAP	$369.4	51.2%	$187.0	$100.7	14.0%	$6.8	$107.5	$77.7	$0.53	26.7%

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for Organic revenue, CER currency revenue, and Free Cash Flow:

	Three Months Ended March 31,
	2025	2024
GAAP revenue Total Bruker	$801.4	$721.7
Non-GAAP adjustments:
Acquisitions and divestitures (1)	69.2	26.3
Effect of changes in foreign currency translation rate (2)	(10.4)	(1.0)
Non-GAAP Organic revenue Total Bruker	$742.6	$696.4
GAAP Revenue growth rate	11.0%	5.3%
Non-GAAP Organic revenue growth rate	2.9%	1.6%

	Three Months Ended March 31,
	2025	2024
GAAP revenue Bruker Scientific Instruments (3)	$744.5	$651.1
Non-GAAP adjustments:
Acquisitions and divestitures (1)	69.2	26.3
Effect of changes in foreign currency translation rate (2)	(9.2)	(1.8)
Non-GAAP Organic revenue Bruker Scientific Instruments	$684.5	$626.6
GAAP Revenue growth rate	14.3%	3.9%
Non-GAAP Organic revenue growth rate	5.1%	0.0%

	Three Months Ended March 31,
	2025	2024
GAAP revenue BEST, net of Intercompany Eliminations	$56.9	$70.6
Non-GAAP adjustments:
Acquisitions and divestitures (1)	—	—
Effect of changes in foreign currency translation rate (2)	(1.2)	0.8
Non-GAAP Organic revenue BEST, net of Intercompany Eliminations	$58.1	$69.8
GAAP Revenue growth rate	(19.4)%	20.3%
Non-GAAP Organic revenue growth rate	(17.7)%	18.9%

(1) We define the term acquisitions and divestitures revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
GAAP revenue	$801.4	$721.7
Non-GAAP adjustments:
Effect of changes in foreign currency translation rates	(10.4)	(1.0)
Non-GAAP CER currency revenue	$811.8	$722.7
GAAP Revenue growth rate	11.0%	5.3%
Non-GAAP CER currency revenue growth rate	12.5%	5.5%

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$65.0	$21.8
Non-GAAP adjustments:
Purchases of property, plant and equipment	(26.0)	(21.4)
Non-GAAP free cash flow (use)	$39.0	$0.4

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended March 31,
	2025	2024
Revenue by Segment:
Bruker BioSpin	$207.8	$182.8
Bruker CALID	280.1	227.9
Bruker Nano	256.6	240.4
BSI Revenue Total	744.5	651.1
BEST	59.3	73.1
Eliminations	(2.4)	(2.5)
Total revenue	$801.4	$721.7

Revenue by End Customer Geography:
United States	$217.4	$194.8
Europe	285.2	244.9
Asia Pacific	232.6	222.7
Other	66.2	59.3
Total revenue	$801.4	$721.7

Bruker Corporation

Summary of Reported Revenue Growth Components

(unaudited and in millions)

The table below presents a summary of reported revenue growth components for the periods reported for Bruker Corporation, Bruker Scientific Instruments, and BEST net of Intercompany Eliminations.

		Variance explained by:
	GAAP revenue as of prior comparable period	Acquisitions and divestitures revenue (1)	Organic revenue (2)	Effect of changes in foreign currency translation rates	GAAP revenue current period	Revenue growth	Organic revenue growth
Total Bruker:
Three Months Ended March 31, 2025	$721.7	69.2	20.9	(10.4)	$801.4	11.0%	2.9%
Three Months Ended March 31, 2024	$685.3	26.3	11.1	(1.0)	$721.7	5.3%	1.6%

Bruker Scientific Instruments (3):
Three Months Ended March 31, 2025	$651.1	69.2	33.4	(9.2)	$744.5	14.3%	5.1%
Three Months Ended March 31, 2024	$626.6	26.3	—	(1.8)	$651.1	3.9%	0.0%

BEST, net of Intercompany Eliminations:
Three Months Ended March 31, 2025	$70.6	—	(12.5)	(1.2)	$56.9	(19.4%)	(17.7%)
Three Months Ended March 31, 2024	$58.7	—	11.1	0.8	$70.6	20.3%	18.9%

(1) We define the term acquisitions and divestitures revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.